1

UBS AG Australia Branch
The Chifley Tower

2 Chifley Square
Sydney
NSW 2000
Allen & Overy
Level 25
85 Castlereagh Street
Sydney NSW 2000
Australia
PO Box A2498
Sydney South NSW 1235

Australia
Tel +61 (0)2 9373 7700
Fax +61 (0)2 9373 7710
One Bishops Square
London

E1 6AD

United Kingdom
Tel +44 (0)20 3088 0000
Fax +44 (0)20 3088 0088
Janna.Tay@allenovery.com
Our ref 0036335 - 0000808
20 October 2021
Dear Sir or Madam

UBS Australia Branch SEC registration as a non-resident security-based swap dealer

1.

BACKGROUND
1.1

We

understand that UBS AG (
UBS ), a bank authorised in Switzerland, is seeking to register with the
United States

(
US
) Securities

and Exchange

Commission (
SEC
) as

a non-resident

security-based swap
( SBS ) dealer ( SBSD ).
1.2

To

register as an SBSD

with the SEC, a

non-resident SBSD
1

such as UBS must

attach an opinion of
counsel to Form SBSE, SBSE-A or SBSE-BD affirming that the SBSD can, as a matter of law:
(a)

provide

the

SEC

with

prompt

access

to

the

relevant

books

and

records

as

defined

in
paragraphs 3.3 and 3.4 ( Covered Books and Records
); and

(b)

submit to on-site

inspection and examination

of its Covered

Books and Records by

the SEC
( On-Site Inspection ).
1.3

UBS will

maintain certain

Covered Books

and Records

in its

Australia Branch

(
UBSAB
), which

is
authorised in Australia.
1.4

You

have asked

us to

issue an

opinion affirming

that UBSAB will

be able

to provide

the SEC

with
prompt access

to its

books and

records and

submit to

On-Site Inspection

by the

SEC in

accordance
with paragraph 1.2 above.
1
    In the case of a corporation, an SBSD will be “non - resident” if it is incorporated in or has its principal place of business in any place not in the United States (see

17 Code of Federal

Regulations (
CFR
) § 240.15Fb2-4(a)(2)). As

UBS is incorporated in

Switzerland, UBS fulfils

this
definition of a “non-resident” SBSD.

Allen & Overy is affiliated with Allen & Overy LLP,

a limited liability partnership registered in England and Wales with registered office at One Bishops Square London E1 6AD. Allen
& Overy

LLP or

an affiliated

undertaking has

an office

in each

of: Abu

Dhabi, Amsterdam,

Antwerp, Bangkok,

Beijing, Belfast,

Bratislava, Brussels,

Budapest, Casablanca,

Dubai,
Düsseldorf, Frankfurt, Hamburg, Hanoi, Ho Chi Minh

City, Hong Kong, Istanbul, Jakarta (associated office), Johannesburg, London, Los Angeles,

Luxembourg, Madrid, Milan, Moscow,
Munich, New York, Paris, Perth,

Prague, Rome, São Paulo, Seoul, Shanghai, Silicon Valley,

Singapore, Sydney, Tokyo,

Warsaw, Washington,

D.C. and Yangon.

1.5

This opinion is structured as follows:
(a)

Section 2:

summary of opinion;

(b)

Section 3:

scope, assumptions and qualifications;

(c)

Section 4:

revisions to applicable law;
(d)

Section 5:

reliance and confidentiality;
(e)

Annex 1: Opinion; and
(f)

Annex 2: Assumptions.
1.6

For the purposes

of this opinion,

the legal or

natural person imparting the

information subject to

the
duty of

confidentiality will

be the
Rights Holder
and the

person receiving

that information,

in this
case UBSAB, will be the Recipient.

2.

SUMMARY OF OPINION
Subject to the assumptions and qualifications below it is our opinion that:
2.1

UBSAB can, as

a matter of

applicable Australian law, submit

to On-Site Inspection

by the SEC.

There
is

no

restriction

on

UBSAB

submitting

to

On-Site

Inspection

by

the

SEC.

The

remainder

of

this
opinion focuses on

UBSAB’s ability to disclose

information contained

in Covered Books

and Records
to the

SEC in

the course

of On-Site

Inspection in

Australia and

the ability

to provide

the SEC

with
prompt access to Covered Books and Records.
2.2

UBSAB can, as

a matter of

applicable Australian

law, provide the SEC

with prompt access

to Covered
Books and Records held by UBSAB in Australia
2
.
Disclosure of personal information
3

2.3

Disclosures of personal

information (particularly sensitive information)

relating to UBSAB’s

clients
and staff

are subject

to certain

restrictions under

the
Privacy Act

1988

(Cth) (
Privacy Act
) and

the
Australian Privacy Principles ( APPs ) (collectively, the Australian privacy framework ), particularly where

this

involves

a

cross-border

transfer

of

personal

information

to

a

jurisdiction

outside

of
Australia.
2.4

We

anticipate that UBSAB may have

to obtain the consent of

individuals to enable disclosure of

the
Covered Books and Records to the SEC and to permit

On-Site Inspection, and our view in this regard
is

that

the

UBSAB

Privacy

and

Credit

Reporting

Policy

–

Australia

dated

2

April

2020
4

(
UBS
Australian Privacy

Policy
)

already enables

UBSAB to

obtain that

consent in

accordance with

the
Australian

privacy

framework,

and

there

should

not

be

any

issues

in

disclosing

any

personal
information that may be contained in the Covered Books and Records to the SEC (also see paragraph
1.14 of

Annex 1).

Alternatively,

if this

is not

possible, UBSAB

may have

to fall

within exceptions
under

the

APPs.

It is

also likely

that

Australian law

will

require

an employer,

such

as

UBSAB,

to
obtain the consent of its employees to disclose any of their personal information to the SEC.
2

Where a restriction on the ability

to transfer personal data or to

disclose confidential information applies, consent from th
e Rights Holder,
validly given in accordance with the relevant standard for

consent under each applicable legal obligation, would

allow for such information
to be

lawfully transferred

to the

SEC or

disclosed to

the

SEC during

On-Site Inspection.

Please note

that valid

consent is

assumed in
Assumption
3.

3
    Please refer to section
1

of
Annex 1

for definitions of the Privacy Act, the APPs,

personal information, and sensitive information.
4
    The
UBS

Privacy

and

Credit

Reporting

Policy
–
Australia

da
ted

2

April

2020

that

can

be

accessed

at
https://www.ubs.com/global/en/legal/privacy/australia/_jcr_content/mainpar/toplevelgrid/col1/linklist/link_658648610.1183479955.file/b
Gluay9wYXRoPS9jb250ZW50L2RhbS9hc3NldHMvY2MvZ2xvYmFsL2xlZ2FsL2RvYy9wcml2YWN5LW5vdGljZS9jbGllbnQtcHJpdm
FjeS1ub3RpY2UtZW4tYXVzdHJhbGlhLnBkZg==/client-privacy-notice-en-australia.pdf .

0036335-0000808 UKO1: 2005347595.6

2.5

As

disclosure

to

the

SEC

involves

a

cross-border

transfer,

UBSAB

will

also

have

to

satisfy

the
requirements for

overseas disclosure

of the

personal information.

UBSAB may

have to

take reasonable
steps to ensure that the SEC

does not breach the APPs in relation

to that information. This is typically
satisfied by way of

a contractual arrangement

entered into by

USBAB and the

SEC which requires

the
SEC

to

handle

the

personal

information

in

accordance

with

the

APPs.

However,

this

will

not

be
necessary if UBSAB can rely on independent legal advice

that establishes that the SEC is subject to a
law or

binding scheme similar

to the

APPs, or

if it

obtains the

consent of

individuals in

accordance
with the Australian privacy

framework (see our analysis

in paragraph 2.4

above and paragraph 1.14

of
Annex 1).

Common law duties of confidentiality
2.6

The general duty of confidentiality applies to information communicated in circumstances indicating it

is

confidential.

The

banker’s

duty

of

confidentiality

arises

due

to

the

nature

of

the

relationship
between

a

banker

and

his

or

her

customer

(and

this

duty

does

not

apply

to

information

held

or
controlled by UBSAB that relates to any person other than its customers).

2.7

Disclosure with

consent, or

under another

recognised exception,

would not

amount to

a breach

of these
legal duties.

For example, confidential

information can be

disclosed with the

express consent of

the
person to whom such information relates.
2.8

We note that there are other exceptions

to the duty of

confidentiality such as

where disclosure is

in the
public interest.

However,

there must

be compelling

public interest

reasons for

the disclosure

as the
threshold is generally understood to be very high. It

may also be possible, where the information

held
regards clients, to rely on the bank’s own interest exception to the banker’s (but not the general) duty of confidentiality, though this requires a case-by-case balancing of the competing factors in favour of each of

the bank

and the

Rights Holder. Considering

the uncertainty

and high

bar to

meet for

disclosure
in the public

interest or bank’s own interest,

it is advisable

to seek express

consent to disclosure

as this
would establish a greater degree of certainty that the disclosure is made in accordance with the duties of confidentiality.
2.9

These duties of confidentiality will not apply to any information contained in the Covered Books and
Records or

to On-Site

Inspection insofar

as information

made available

to the

SEC is

owned by

or
relates to UBSAB itself, rather than by

or to UBSAB’s clients or, in the case of the general duty only, third parties or its staff.
2.10

There is

generally no

legal duty

of mutual

confidence implied

into contracts

of employment

within
Australia.
Privacy and Human Rights
2.11

Australia does

not have

a statutory or

constitutional framework of

human rights, and

most civil

and
political rights

of individuals

under Australian

law are

found within

the common

law as

well as

specific
pieces of legislation. In

this regard, the Australian

privacy framework, which sets

out a framework for
the processing of the personal information of individuals within Australia, can also be taken to be the framework that provides individuals in Australia with a “right” to privacy.

2.12

Although

Australia

has

signed,

ratified,

and

supports a

number

of

international

treaties

containing
rights against

unlawful interference to

privacy,

these have

no direct

bearing on

Australian domestic
law in respect of privacy.

This summary opinion is not a substitute for the full expression of our views set out in Annex 1.

0036335 - 0000808 UKO1: 2005347595.6

3.

SCOPE, ASSUMPTIONS AND QUALIFICATIONS
3.1

This

opinion

relates

solely to

access

provided

to

the

SEC

of

Covered

Books

and

Records

held

by
UBSAB in Australia

and On-Site Inspection

of UBSAB by

the SEC in

Australia.

This opinion applies
equally to remote access from the

US to Covered Books and Records held

in Australia. This opinion
excludes books and records held in the US.
3.2

This opinion has been prepared in accordance with

UBS’s specific instructions as

to the scope of the
opinion. For this purpose you have issued us with guidance from a third party US law firm which we have used to inform the scope of our opinion.
3.3

This opinion only covers access to

and the On-site Inspection of Covered

Books and Records. We are
instructed that Covered Books and Records include only those books and records which:
(a)

relate to the

US business
5

of the non-resident

SBSD.
6

These are the

records that relate

to an
SBS that is either:
(i)

entered into, or offered to be entered into, by or on behalf of the non-resident SBSD,
with a

“U.S. Person” as

defined in

17 CFR

§ 240.3a71-3(a)(4)
7

(
US Person ) (other
than an SBS conducted through a foreign branch of such US Person);
8

or
(ii)

arranged, negotiated, or executed by

personnel of the non-resident SBSD

located in a
branch in

the US

(
US branch
) or

office or

by personnel

of an

agent of

the non-resident
SBSD located in a US branch or office;
9

or
(b)

constitute

financial

records

necessary

for

the

SEC

to

assess

the

non-resident

SBSD’s
compliance with the SEC’s margin and capital requirements, if applicable.
10

3.4

Further

to

Assumption 1,

this

opinion

is

limited

to

those

types

of

records

that

are

relevant

to
prudentially regulated SBSDs,

which excludes financial

records as noted

in paragraph 3.3(b)

above.
For this opinion, the term “Covered Books and Records” extends to these record types alone.
3.5

The issues

addressed in

this opinion

apply equally

across the

different document

types which

constitute
the Covered Books and

Records based upon the

information actually contained

in each of the relevant
Covered Books and Records. We have not examined any such documents or records.
3.6

In giving this opinion, we have made the further assumptions set out in Annex 2.

3.7

No opinion is expressed on matters of fact.

5
    As defined in 1 7 CFR §240.3a71 - 3(a)(8).
6
    Cross -
Border Application of Certain [SBS] Requirements,

85 Fed. Reg. 6270, 6296 (Feb. 4, 2020) (the
SEC Guidance
).

7

A “U.S. person” means any person that is “(i) a natural person resident in the U.S.; (ii) a
partnership, corporation, trust, investment vehicle,
or other legal person organized, incorporated, or established under the laws of the United States or having its principal place of business in the United States; (iii) an

account (whether discretionary or non-discretionary) of a

U.S. person; or (iv) an estate

of a decedent who was a
resident of the United States at the time of death.” 17 CFR

§ 240.3a71-3(a)(4).
8

A “foreign branch” means “any branch of

a U.S. bank if: (i)

the branch is located
outside of the United States; (ii)

the branch operates for
valid business

reasons; and

(iii) the

branch is

engaged in

the business

of banking

and is

subject to

substantive banking regulation

in the
jurisdiction where located” (17 CFR §

240.3a71-3(a)(2)). An “SBS conducted through a

foreign branch” means an SBS that

is “arranged,
negotiated, and executed by

a U.S. person through

a foreign branch of such

U.S. person if: (A) the

foreign branch is the counterparty

to such
security-based swap transaction; and (B) the security-based swap transaction is arranged, negotiated, and executed on behalf of the foreign branch solely by persons located outside the United States” (17

CFR § 240.3a71-3(a)(3)(i)).
9
    17 CFR § 240.3a71 - 3(a)(8)(i)(B).
10

The

requirement set

out
in this

paragraph
3.3(b)

does

not

apply

to

UBSAB because

it is

not

subject to

the

SEC’s

margin

and

capital
requirements as it is assumed that UBSAB has a prudential regulator

– please see the assumptions set out in
Annex 2.

0036335-0000808 UKO1: 2005347595.6

4.

REVISIONS TO APPLICABLE LAW

4.1

We

are instructed that the SEC rules
11

require a non-resident SBSD to re-certify within 90

days after
any changes in the legal or regulatory framework that would:
(a)

impact the ability of the SBSD to provide prompt access to its Covered

Books and Records;

(b)

impact the

manner in

which it

would provide

prompt access

to its

Covered Books

and Records;
or
(c)

impact the ability of the SEC to conduct On-Site Inspections.
4.2

Upon a

change in

law or

regulatory framework

of the

sort outlined

in paragraph

4.1 above,

we are
instructed that the

SBSD is required

to submit a

revised opinion describing how,

as a matter

of law,
the SBSD will continue to meet its obligations.

4.3

This opinion relates solely to the laws of Australia in force as at the date of this opinion. We

have no
obligation to notify any addressee of any change

in any applicable law or its application

after the date
of this opinion.
5.

RELIANCE AND CONFIDENTIALITY
5.1

This opinion is

given for the

sole benefit of

the addressee. It

may not be

relied upon by

anyone else
without our prior written consent.
5.2

This

opinion

is

not

to

be

disclosed

to

any

person

outside

of

UBS

AG’s

group

or

used,

circulated,
quoted or otherwise referred to for any

other purpose. However, we agree that

a copy of this opinion
letter may be disclosed:

(a)

where

disclosure is

required

or

requested

by

any

governmental, banking,

taxation

or

other
regulatory authority or similar body having jurisdiction over

UBS AG (including to the SEC
as

part

of

UBS

AG’s

SBSD

registration

application) or

by

the

rules

of

any

relevant

stock
exchange or pursuant to any applicable law or regulation; and

(b)

to

UBS

AG’s

affiliates,

and

any

of

their

officers,

directors,

employees,

auditors,

insurers,
reinsurers, insurance brokers and professional advisers (in their capacity as such).
5.3

Any such disclosure

must be made

on the basis

that it is

for information purposes only,

no recipient
may rely

on this advice,

no client-lawyer relationship between

us and the

recipient arises following,
or as a

result of, any

such disclosure. We assume no

duty or liability

to any recipient,

and any recipient
under paragraph 5.2(b) above will be subject to the same restrictions on disclosure as set out above.
5.4

We

assume no obligation

to advise

you or

any other person

or to

make any

investigations as to

any
legal

developments

or

factual

matters

arising

subsequent

to

the

date

hereof

that

might

affect

the
opinions expressed herein.

Yours

faithfully,

Allen & Overy

11
    17 CFR § 240.15Fb2 - 4(c)(2).

0036335-0000808 UKO1: 2005347595.6

ANNEX 1
OPINION
1.

DATA

PROTECTION
1.1

The Australian privacy framework will

apply to UBSAB’s proposed disclosure of the Covered

Books
and

Records to

the

SEC to

the

extent that

these

comprise or

contain personal

information, and

the
APPs will apply to the extent that UBSAB is an “APP entity”.
12

1.2

Personal information is information or an

opinion relating to an identified or

a reasonably identifiable
individual, whether the information

or opinion is true

or not and whether

the information or opinion

is
recorded in a material form

or not.
13

As such, it may extend

to information on UBSAB

staff as well as
clients. The Privacy Act

explicitly recognises a number

of different types

of information as personal
information, but information

does not require

explicit recognition to

constitute personal information
under the Privacy Act.

1.3

Under the Privacy

Act, a higher

level of protection

applies for personal

information that is

sensitive
information   –   s
ensitive

information

is

personal

information
that

reveals
the
racial

or

ethnic
background,

political

opinions

or

associations
,

religiou
s

or

philosophical

beliefs,

trade

union
membership,

genetic

data,

biometric

data

when

used

for

ID

purposes,

health

information,

data
concerning sex life

or sexual orientation,

and criminal records

of individuals.

As sensitive information
is less likely to be relevant in

the context of UBSAB’s

disclosures to the SEC, the laws applicable to
this data have not been considered in any material detail in this opinion.
1.4

Key restrictions in the Australian

privacy framework relating to

UBSAB’s ability to disclose personal
data to the

SEC are set out below.

We

further note that data

(including personal information) cannot
be disclosed if doing so would breach another

legal requirement (e.g. confidentiality –

please also see
section 2 below).

Collection, use and disclosure of personal information under the Australian privacy framework
1.5

UBSAB must

comply with

the Privacy

Act generally, as

well as

APP 3,

APP 6

and APP

8 in

particular,
in respect of

any proposed disclosure

of personal information

by UBSAB to

the SEC.

It should also
be

noted

that

while

compliance

with

APP

3,

APP

6

and

APP

8

(as

well

as

the

Australian

privacy
framework generally)

is required

by UBS

if it

wishes to

disclose personal

information to

the

SEC,
none of

the individual

APPs on

its own

is so

comprehensive as

to cover

all disclosures

of personal
information (including the disclosure

of personal information

to the SEC),

and UBSAB will need

to
consider the most appropriate legal basis to apply to any given situation.
1.6

The

APPs

are

set

out

in

Schedule 1

to

the

Privacy Act,

and they

constitute a

crucial

aspect of

the
Australian privacy framework’s data

protection principles.

The APPs govern

the standards, rights,

and
obligations regarding: the collection, use, and disclosure of personal information; the governance and
accountability of APP entities;

the integrity and correction

of personal information; and

the rights that
individuals have to access their information.

1.7

The legal bases of APP 3, APP 6 and APP 8 are as follows:
(a)

APP 3 –

an APP entity can

only solicit and

collect personal information

where it is

reasonably
necessary for the APP’s

functions or activities, and the APP entity must collect that personal
information directly from the individual (subject to exceptions) by lawful and fair means;

12

An APP entity is

defined under the Privacy

Act to be an

agency organisation, including a

body corporate, that has

an annual t
urnover of over
AUD3,000,000 in a financial year. We have assumed at Assumption
8

that UBSAB is an APP entity.
13
    Section 6 of the Privacy Act.

0036335-0000808 UKO1: 2005347595.6

(b)

APP 6

– an

APP entity

may use

or

disclose personal

information that

it holds

only for

the
purpose that it was collected, as detailed below, unless an exception applies; and
(c)

APP 8

–

an

APP entity

must

take

certain steps

to

protect

personal information

before

it

is
disclosed

overseas,

the

intent

being

that

the

APP

entity

must

endeavour

to

ensure

that

the
personal information will

receive a

level of

protection equivalent to

that provided under

the
Australian privacy framework.

1.8

An APP entity like UBSAB

can only collect personal information

directly from individuals which is
reasonably

necessary for

one

or

more

of

the

APP

entity’s

functions

or

activities
14

–

in

the

case

of
UBSAB,

it is arguable

that the compliance

with its contractual and

regulatory obligations under law
is

part

of

UBSAB’s

functions

or

activities.

As

such,

subject

to

UBSAB’s

compliance

with

the
Australian

privacy framework

(including in

particular APP

6

and

APP 8,

as

set

out

in

more

detail
below),

there

does

not

appear

to

be

any

issue

if

UBSAB

is

collecting

personal

information

from
individuals if it is for regulatory compliance.
1.9

Pursuant to APP 6,

an APP entity like UBSAB

can only use or disclose

personal information about

an
individual for the purpose that it

was collected (this is also referred to

as the
primary purpose ), and
generally,

for no

other purpose,

unless an

exception applies

– the

purpose of

APP 6

is

intended to
ensure that APP

entities will only

use and disclose

an individual’s

personal information for

only the
purposes for which

an individual would

expect his or

her personal information

to be used

or disclosed.
In

UBSAB’s

case,

assuming

that

UBSAB

has

a

comprehensive

privacy

policy

that

sets

out

that
UBSAB’s regulatory obligations are for

a purpose for

which an individual’s personal information

will
be used and/or disclosed, there does not appear

to be any issue with UBSAB’s proposed disclosure of
information in the Covered Books and Records (including personal information)

to the SEC.

1.10

It should also

be noted that

even if the

disclosure of information in

the Covered Books

and Records
(including personal information) to the SEC is not

considered a primary purpose, UBSAB could still
disclose such information

to the SEC

if an individual

consents to such

a disclosure –

in this regard,

the
main elements of establishing valid consent under the Australian privacy framework are that the:

(a)

individual is adequately informed before giving consent;

(b)

individual gives consent voluntarily;

(c)

consent is current and specific; and

(d)

individual has the capacity to understand and communicate his or her consent.

Specifically,

UBSAB

must

ensure

that

the

consent

given

is

specific

to

the

disclosure

of

personal
information to a foreign regulator for the purposes of assessing UBSAB for compliance.

Cross-border transfer of personal information

1.11

APP 8 requires APP entities such as UBSAB to, prior to disclosure of any personal information to an overseas recipient, take

“reasonable steps” to

ensure that the

overseas recipient handles the

personal
information in accordance with the Australian

privacy framework, and does not

breach the Australian
privacy framework.

It should

also be

noted that,

under the

Australian privacy

framework, the

APP
entity remains accountable for an act or practice of the overseas recipient.

1.12

The requirement

of taking

“reasonable steps”

under APP

8 typically

entails

an APP

entity entering
into

an

enforceable

contractual

arrangement

with

the

overseas

recipient

that

requires

the

overseas
recipient to handle personal information in accordance with the Australian privacy framework.

14
    APP   3.1.

0036335-0000808 UKO1: 2005347595.6

1.13

However, APP 8 also

allows for the

fact that it

may be difficult

for an APP

entity like UBSAB

to enter
into an enforceable contractual arrangement with an entity such as the SEC (especially given that the
SEC is a

public regulatory authority in

the US) and,

as such, APP

8 also provides

that if individuals
consent to an

APP entity like

UBSAB disclosing their

personal information to

an overseas recipient
like the SEC, then

UBSAB will be able to

do so without contravening APP 8,

noting that in order to
ensure that the consent provided by individuals under APP 8 is valid,
15

UBSAB will have to:

(a)

expressly and clearly inform

the individual, by providing either

an oral or written

statement,
that if

he or

she consents

to UBSAB

disclosing his

or her

personal information to

the SEC,
UBSAB will not

be accountable

under the Privacy

Act, and that

the individual will

not be able
to seek redress under the Australian privacy framework; and
(b)

ensure that any such statement:

(i)

be made

at the

time consent

is sought

(and that

UBSAB is

not relying

on assumed
prior knowledge of the individual); and
(ii)

also

explains

that

the

practical

effect

and

risks

associated

with

the

disclosure

of
information to the SEC, including (without limitation) that the:
(A)

SEC

is

subject

to

US

law

that

could

compel

the

disclosure

of

personal
information to a third party, such as an overseas authority;
(B)

SEC may

not be

subject to

any privacy

obligations or

to any

principles similar
to those set out in the Australian privacy framework; and
(C)

individual may not be able to seek redress in the US.

Consent under the Australian privacy framework
1.14

In

respect

of

the

consent

outlined

in

paragraphs

1.10

and

1.13

(and

under

the

Australian

privacy
framework generally),

we have

assumed at

Assumption 12

that at

the point

in time

that UBSAB

is
engaged by its customers who are

individuals, such individuals would have been required

to execute
comprehensive UBSAB data protection

and privacy documents (including

accepting all the

terms of
the UBS Australian Privacy Policy):
(a)

within

which

s
uch

individuals
declare

that
,
in

accordance

with

the

Australian

privacy
framework, they consent to UBS, amongst other things, disclosing their personal information
to

a

foreign

regulator

like

the

SEC (as

set

out

in

section

7

of

the

UBS

Australian

Privacy
Policy); and
(b)

that

also

broadly

ensure

that

the

requirements

of

the

Australian

privacy

framework

are
satisfied   by UBSAB .
15

Generally, consent must

be informed,

voluntary, current and

specific, and

given by

an individual

with the

capacity to

give co
nsent. In

ad
dition
to express consent as set out in the body of the Opinion, the Australian privacy framework recognises implied consent. An APP entity does
not need express consent from

an individual to handle his

or her non-sensitive personal information,

but it must reasonably believe

that it
has his or

her implied consent. This

is where consent may

reasonably be inferred in

the circumstances from the

conduct of the individual
and the APP entity.

This is typically achieved by way of presenting the

individual with an opt-out option to the APP

entity’s disclosure of
his or her personal information for another purpose,

and allowing a period of time for the

exercise of that option. The design and conditions
of the option must still ensure that consent given is informed.

0036335-0000808 UKO1: 2005347595.6

Data protection principles
1.15

In

addition

to

establishing

a

legal

basis

for

the

disclosure,

UBSAB

would

need

to

ensure

that

its
disclosures

are

compliant

with

the

other

requirements

of

the

Australian

privacy

framework

–

for
example, UBSAB should:
(a)

ensure that

it only discloses

personal information

that is

adequate, relevant

and limited

to what
is necessary in relation to the purposes of its regulatory activities;

(b)

take reasonable steps

to ensure

that the personal

information is accurate,

up-to-date, complete,
and relevant;
16

(c)

keep the personal data

in a form that enables

identification of individuals for

no longer than is
necessary for the purposes for which the personal data is processed;

and
(d)

take active measures to

ensure that the security

of the personal information

is maintained, and
as

such, implement

appropriate security

measures to

protect

the

personal information

from
misuse, interference, loss, unauthorised access, modification, or disclosure.
17

2.

COMMON LAW

DUTIES OF CONFIDENTIALITY
2.1

The general and banker’s

duties of confidentiality are distinct duties.

However, the case law

on each
duty informs

the approach

to the

other,

with the

banker’s duty

existing in

acknowledgement of

the
specific circumstances that

arise as between

a bank and

its customers. Given

the common law

position
on these duties is

largely aligned and noting

further that Australian courts

may also consider decisions
made in other common law jurisdictions (including

England and Wales) in arriving in their decisions,
these are dealt with together here.
2.2

Where the Covered

Books and Records

do not contain

any relevant forms

of information which

attract
a

duty

of

confidentiality,

and

it

is

likely

that

many

aspects

of

the

information

required

will

not
(e.g. transaction data such as volumes and prices), these duties of confidentiality will not apply.
Scope of duties
2.3

The

general

duty

of

confidentiality

imposes

obligations

of

confidence

upon

the

recipient

of
information if the following conditions are satisfied:
18

(a)

the

information

in

question

must

be

identified

with

specificity

and

generally,

non-specific
ideas are not protected under the general duty of confidentiality;
19

(b)

the information

must have

the ‘
necessary quality

of confidence
’; information

that is

‘
public
property and public knowledge ’ cannot be protected;
20

(c)

it

must

have

been

received

by

the

recipient

in

circumstances

importing

an

obligation

of
confidence (i.e. the recipient

of the information knows or

ought to know that

the restrictions
have been placed upon the use of the information);
21

and

16
    APP 10.2.
17
    APP 11.1.
18

Optus Networks Pty Ltd v Telstra Corporation Ltd

(2010) 265 ALR 281 at 290.
19

O’Brien v Komesaroff (1982) 150 CLR 310.
20

Saltman Engineering Co Ltd v Campbell Engineering Co Ltd (1948) RPC 230 at 215.
21

Smith Kline & French Laboratories (Aust) Ltd v Secretary, Dept of Community Services and Health

(1990) 22 FCR 73 at 87.

0036335-0000808 UKO1: 2005347595.6

(d)

there must be

an actual or

threatened misuse of

the information without

the confider’s consent
and

the

receiver

of

information

will

still

be

liable
  even
if

the

unauthorised

use

was

unintentional.
22

2.4

As the information contained in the

Covered Books and Records is not publicly available, it

is likely
to possess

this necessary

quality of

confidence insofar

as that

information relates

to a

third party

or
UBSAB’s clients or staff and is not information owned by or

relating to UBSAB itself. Where,

and to
the

extent

that,

the

Covered

Books

and

Records

concern

information

of

a

third

party

or

customer
information, this would likely

satisfy the requirement that

the Recipient knew or

ought to have known
that the information was to be treated confidentially.

2.5

The

common

law

banker’s

duty

of

banker-customer

confidentiality

is

established

by
Tournier

v
National Provincial and Union Bank of England [1924] 1 KB 461 ( Tournier ) which has been widely referred to

in Australia.

Under the

bank-customer duty

of confidentiality, banks,

such as

UBSAB, must
keep their customers’

affairs private
23

– in this

respect, the general

duty is broader than

the banker’s
duty as the general duty extends to benefit others, such as UBSAB’s staff.

(a)

The scope of the duty is wide – as Atkin LJ outlined in the judgment:
“ It [the duty of confidentiality]
clearly goes beyond the state

of the account, that is,

whether
there is a debit or credit balance, and the amount of the balance. It must extend at least to all
the transactions that go through the

account, and to the securities, if any,

given in respect of
the account ”.
24

(b)

The temporal scope of the banker’s duty is also wide. Atkin LJ judged that the banker’s duty
of confidentiality “ extend [s]
beyond the point when

the account is closed,

or cease
[s]

to be an
active account ”,
25

and this duty

also extends to cover

disclosures from one banking entity

to
another within the same corporate group.
26

2.6

No distinction is drawn in

the case law on either of

the general or banker’s duties regarding

the nature
of the person to whom the duty is owed – i.e. a natural or a legal person – and so we consider that the
duties apply equally to any person irrespective of its legal status.

Unauthorised disclosure
2.7

A successful claim for breach

of confidentiality must demonstrate

that there has been an unauthorised
use of confidential information to the Rights Holder.
27

2.8

For those Covered Books

and Records that contain

customer, which is unlikely to include

all Covered
Books

and

Records,

these

duties

of

confidentiality

will apply

and

so

UBSAB

will

only

be

able

to
disclose Covered Books and Records

containing confidential information in un-redacted form where one of the exceptions below is met.
2.9

Tournier established four exceptions to the banker’s duty of confidentiality,
28

the first three of which
apply equally to the general duty of confidentiality:

(a)

where the disclosure is made by the express or implied consent of the customer;

29

22

Talbot v General Television Corpot Pty Ltd

[1980] VR 224 at 239.
23

Tournier v National Provincial and Union Bank of England

[1924] 1 KB 461 at 473;
Smorgon v FCT

(1976) 134 CLR 475 at 487;
Brighton
v Australia and New Zealand Banking Group Ltd [2011] NSWCA 152.
24

Tournier v National Provincial and Union Bank of England [1924] 1 KB 461 at 485.
25

Tournier v National Provincial and Union Bank of England [1924] 1 KB 461 at 485.
26

Bank of Tokyo Ltd v Karoon [1987] 1 AC 45 at 54.
27
    Megarry J in Coco v A Clark (Engineers) Ltd [1968] F.S.R. 415 at 421; Optus Networks Pty Ltd v Telstra Corporation Ltd

(2010) 265 ALR
281 at 290.
28

Tournier v National Provincial and Union Bank of England [1924] 1 KB 461 at 485 at 473.
29
    For the general duty of confidentiality: t his   was confirmed in B v Brisbane North Regional Health Authority

(1994) 1 QAR 279 at 105.

0036335-0000808 UKO1: 2005347595.6

(b)

under compulsion of law;
(c)

where the disclosure is in the public interest; or
(d)

for the banker’s

duty of confidentiality

only,

where it is

in the interests

of the bank

to make
disclosure.
Consent
2.10

Disclosure of confidential information is permissible where the Rights Holder
30

has given its consent
to the disclosure
31

of its confidential information.
32

Compulsion of law
2.11

Information

that

would

otherwise

be

confidential

may

be

disclosed

when

required

by

a

statutory
provision
33

or court order.
34

2.12

To satisfy this

compulsion of

law exception

it is

likely that

UBSAB would

have to

rely on

an Australian
statute or court order
35

– a provision of

US law,

such as an SEC

Rule, is unlikely to be

sufficient for
this purpose.
(a)

While there are numerous statutory

provisions that require the disclosure of

information that
would otherwise be confidential,
36

none applies directly to this situation.
(b)

We

are

not

aware

of

any Australian

statute or

case

law which

would require

disclosure of
information to a foreign regulatory authority.
37

30

Where the banker’s duty of confidentiality applies this will be the customer.

31
    Due to   the over lap between bank confidentiality, the Privacy Act, and other data protection laws

(as discussed in paragraph
1.4
), it would
be advisable to clarify when obtaining

consent that another, separate, legal basis applied

to the processing of the personal information

under
data protection laws.

32
    While   it is possible to rely on implied consent, there is likely to be a high bar to meet in order to d o so. In Turner v Royal Bank of Scotland
Plc
[1999] 2 All E.R, regarding the banker’s duty of confidentiality, it was decided that established market practice of sharing of customer information between banks (which

practice was generally known

only to the

banks themselves) did not

amount to implied consent

of the
customer as this practice was not known by the customer. To amount to implied consent, the practice under which disclosure is made must be “ notorious, certain and reasonable ” (
Turner v Royal

Bank of Scotland Plc
[1999] 2 All E.R

664 at 670, Sir

Richard Scott VC quoting
from Chitty on Contracts

(27th edn, 1994), vol I,

para 13-014).

It remains unclear how Australian

courts will decide on the

implied consent
but it is normal practice to reply on the express consent.
The practice

of sharing

information with

local regulators

in order

to enable

banking business

to be

conducted within

the relevant

local
jurisdiction is, in our experience, well established such

that it might be considered “
notorious, certain and reasonable ”. In this context, it is
possible that

much of

the information

contained in

the Covered

Books and

Records would

be information

of a

sort that

customers (and
particularly more sophisticated customers of the kind

that would normally be offered

services by UBSAB in respect of

SBSs) may expect
would be shared with the SEC.

In part, the ability

to rely on

implied consent will

depend on the

information provided to

customers when UBSAB

provides services in

SBSs.
If no information about the jurisdiction or

regulators involved is provided then UBSAB

would rely on the customer’s own understanding

of
regulatory obligations on banks, the US

nexus and the SEC’s

role in these services. Conversely,

if customers are informed that

UBSAB’s
activity in SBSs is conducted on a cross-border basis

into the US and is subject to oversight by

the SEC then the ability to rely on

implied
consent increases. Similarly,

if customers are informed that

detailed information on all

aspects of UBSAB’s

activity in SBSs is

subject to
examination by the SEC then the ability to rely on implied consent increases further still.
33

See the

example given

by Bankes

LJ in
Tournier

v National

Provincial &

Union Bank

[1924] 1

K.B 461

at 473

of the

Bankers’ Books
Evidence Act 1879.

34
    F or the general duty of confidentiality: eg
courts may order that confidential documents be provided in the discovery process
, as confirmed
in Campbell v Tameside Metropolitan Borough Council
[1982] QB 1065.

For the banker’s duty of confidentiality: X AG and others v A bank

[1983] 2 All ER at 475.
35

We

think the greater weight of

judicial authority supports this view.

See for example
FDC Co Ltd v

Chase Manhattan Bank NA

[1990] 1
HKLR 277,

283 (Sir

Alan Huggins

VP), 292

(Silke JA).

See also

Sir Lawrence

Collins, ‘Choice

of Law

and Choice

of Jurisdiction

in
International Securities

Transactions’ (2001)

5 Singapore

Journal of

International and

Comparative Law

618. According

to the

leading
decision in Joachimson v Swiss Bank Corporation

[1921] 3 KB 110, a bank account is located at the

place where the records of the account
are kept.
36

For

example
,
banks

as

reporting entities

under

the
Anti-Money Laundering

and

Counter-Terrorism

Financing Act

2006

(Cth)

may be
compelled to

disclose information

about their

customers to

the

Australian Transaction

Reports and

Analysis Centre.

Disclosure in

this
circumstance would be an authorised use and as such would

not constitute a breach of confidence.
37
    While
various Australian statutes require disclosures

and specifical
ly provide for the obligation under these

statutes to take priority over the
duty of confidentiality, there is no basis for disclosure of confidential information to be based on compulsion of foreign law. However, the

Australian Securities & Investments Commission ( ASIC
) works closely with a range of international organisations,

foreign regulators and
law enforcement agencies

(including the SEC). ASIC

makes and receives

international requests in

relation to investigations,

compliance and
surveillance, delegations and

licensing/due diligence and

general referrals. Many

international organisations and

foreign regulators make
requests for assistance under

international cooperation agreements including the

IOSCO Multilateral Memorandum of Understanding

and
other

bilateral Memoranda

of

Understanding;

where authorised,

ASIC uses

the
Mutual Assistance

In

Business Regulation

Act 1992

to
exercise compulsory powers to obtain documents, information

or testimony on behalf of foreign regulators.

0036335-0000808 UKO1: 2005347595.6

(c)

Equally, a US court order is

also unlikely to be

sufficient for this purpose:

it was held in
X AG
and others v A bank
[1983] 2 All ER at

475 that a subpoena requiring disclosure issued

by a
foreign

court

did

not

qualify

as

compulsion

by

law

on

the

basis

that

“[t]
he

fact

is

that
confidentiality

is

not

rendered

illegal

by

a

subpoena

requiring

disclosure,

which

is

to

be
contrasted with some form of legislation to that end ”.
38

Public interest
2.13

Determining whether the public interest exception applies

requires a balance to be struck between the
rights of the

Rights Holders and

the public interest

in the SEC

obtaining that information.
39

The test
to be

applied when

considering whether

confidentiality should

be breached

in favour

of freedom

of
expression is whether,

in all the circumstances,

it is in the

public interest that the

duty of confidence
should be breached.
40

2.14

Disclosure in the public interest has

been narrowly construed by

the Australian courts, and the burden
is

for UBSAB

to

justify

disclosure of

confidential information
41

(rather than

for e.g.

a customer

to
justify

continued

confidentiality).

The

general

position

is

that

voluntary

disclosure,

including

in
relation to disclosures

to the police

in respect of suspicions

of criminal activity, would breach

the duty
of confidence other

than as permitted

under statute,
42

indicating that there

is a high bar

to be met when
arguing that a

disclosure was

made lawfully

in pursuit

of a

greater public

interest. Bankes

LJ suggested
in Tournier
that

national

security

concerns

would

meet

this

criterion,
43

while

Atkin

LJ

gave

the
example of disclosure in the interest of preventing fraud or crime.
44

2.15

There are

also cases

which draw

a distinction

between disclosing

information to

prevent “frauds

or
crimes” versus disclosure of past criminal

conduct. The courts in Australia have

held that the former
case does authorise the

disclosure of confidential information,

but the latter case does

not.
45

However,
there

is

some

precedent

for

public

interest

in

effective

regulation

and

supervision

of

banking
institutions outweighing the public interest in maintaining confidentiality.
46

2.16

We

think

there

is

significant

uncertainty

about

the

scope

of

the

public

interest

exception

to
confidentiality. While disclosing information to

prevent a crime or a fraud does seem

to be generally
accepted as overriding

the public interest

in confidentiality, it is unclear

how far the

exception extends
beyond this principle. Therefore

we think any decision

to disclose confidential

information in reliance
on

the

public

interest

exception

is

likely

to

require

a

specific

examination

of

the

facts

and
circumstances of each case. Given the

narrow and uncertain scope of this exception,

we do not think
this exception is

likely to provide

a consistent basis

on which UBSAB

may rely in

order to disclose
information to the SEC.

38
    While both
X AG and

others v A

Bank
[1983] All ER

464 and in
A v B

Bank

Unreported, 13 August 1990

(see Hirst J’s

judgment in the
subsequent case
of A and Others v B Bank v (Governor

and Company of the Bank of England

intervening)

[1992] 3 WLR 705). While these
are banker’s

duty of

confidentiality cases,

a more

general application

of the

principles can

still likely

be used.

For the

general duty

of
confidentiality: eg courts may

order that confidential documents

be provided in the

discovery process, as confirmed

in
Campbell v Tameside
Metropolitan Borough Council [1982] QB 1065.
39

Spelman v Express Newspapers [2012] EWHC 355 (QB) at [44]-[52].
40

Prince of Wales v Associated Newspapers Ltd (CA)
[2007] 3 WLR at 68.

In the context of that case, it is relevant that

the test is not simply
whether the information

is a matter

of public

interest, as, unlike

disclosure to the

SEC, that

case involves

public dissemination

of information.
There is

High Court dictum

supporting that a

public interest exception

would be available

in an

action for

breach of the

general duty

of
confidence:
Australian Broadcasting

Corporation v

Lenah Game

Meats Pty

Ltd

(2001) 208

CLR 199,

244 per

Gleeson CJ

citing with
approval
Hellewell v Chief Constable of

Derbyshire

[1995] 4 AII ER 473,

476 per law J.

Furthermore, information concerning matters of
‘iniquity in the sense of a crime, civil wrong or

serious misdeed of public importance’ will be treated in Australia as lacking the necessary
quality of confidence required

for protection, so that

the need for a exception

of public interests will

not arise:
Corrs Pavey Whiting &

Byrne
v Collector of Customs

(1987) 74 ALR 428, 250 per Gunmmow J).
41

Price Waterhouse v BCCI Holdings (Luxembourg) SA

[1992] BCLC 583 at 597.
42

Tournier v National Provincial and Union Bank of England [1924] 1 KB 461 at 474.
43

Tournier v National Provincial and Union Bank of

England
[1924] 1 KB 461

at 485 at 473 where

Bankes LJ quotes Lord Finlay’s judgment
in Weld-Blundell v Stephens [1920] A.C. 956   at 965 where “ danger to the state
” was given as

an example where an

exception could be made
to the duty of confidentiality.
44

Tournier v National Provincial and Union Bank of England [1924] 1 KB 461 at 486.
45

Bodnar v Townsend

(2003) 12 Tas R

232;
Kelly v Hawkesbury

Two Pty Ltd (No

3)

(Unreported, Supreme

Court of New South

Wales, Young
J, 26 November 1987); see also Brown’s Trustees v Hay

(1898) 35 SLR 877, 880.
46

Price Waterhouse v BCCI Holdings (Luxembourg) SA

[1992] BCLC 583 at 596 and 601.

0036335-0000808 UKO1: 2005347595.6

In the interests of the bank
2.17

In

limited

cases,

disclosure

of

confidential

information

that

is

subject

to

the

banker’s

duty

of
confidentiality may

be permissible

where it

is in

the interests

of the

bank. This

exception does

not
apply to information that

is subject to the

general duty of confidentiality.

However, we consider

that
this exception is available to information that is subject to both such duties, leaving only information
that does not relate to customers (eg information relating to staff) beyond the scope of this exception.

2.18

It is clearly in

the interests of UBSAB

to comply with the

SEC’s requests.

However, the majority

of
case law on this exception points to there being a high bar to meet.

2.19

In
X AG

and others

v A

Bank
[1983] All

ER 464

it was

held that

a bank

could not

comply with

a
subpoena

from

a

New

York

court

without

breaching

its

duty

of

confidentiality.

However,

in
considering arguments based on the banker’s own

interest, Leggatt J judged that it was not clearly in
the bank’s

own interests

to comply

with the

subpoena, as

the bank

would not,

as a

matter of

fact in
that particular case, face any serious detriment for its failure to comply.
47

In contrast, Bankes LJ gave
the example

in
Tournier
of a

bank commencing

an action

against a

customer where

the customer’s
overdraft is in arrears, acknowledging that, in

that situation, the banker would be able

to disclose the
amount of the

overdraft in its

claim. These cases suggest

that the bank’s

own interest exception will
be construed

narrowly and

the court

will take

a view

on whether

the bank’s own

interests are

genuinely
threatened by

non-disclosure. In

the context

of requests

by the

SEC, it

is assumed

that failure

to comply
could result in

enforcement action and potentially even

the cessation of

UBSAB’s ability

to conduct
SBS business in US markets. Accordingly, it is expected that UBSAB may face serious detriment for a failure to comply with the SEC’s demands, and so this exception may be available to UBSAB.
2.20

However, to

rely on this

exception, UBSAB must

balance its interests

in complying with

the SEC’s
disclosure request against

the competing interest

of its customers

in the banker’s

duty of confidence
being maintained,

and UBSAB

must satisfy

itself that

those interests

do not

outweigh its

own. This
would need

to be

assessed on

a case-by-case

basis and

we think

the only

clear situation

in which

a
bank may

disclose customer information

based on

its own

interests is

to take

enforcement action or
participate in

litigation where

this information is

required. Given

the narrow

and uncertain

scope of
this exception, we do not think this

exception is likely to provide a consistent

basis on which UBSAB
may rely in order to disclose information to the SEC.
Employment law and confidentiality in Australia
2.21

In Australia, there is no legal duty of

mutual confidence implied into contracts of

employment. While
UK

cases

such

as
Malik

v

Bank

of

Credit

and

Commercial

International

SA

(In

Compulsory
Liquidation)

held there

is such

a duty

(albeit limited

to conduct

that is

calculated to

destroy or

seriously
damage the

relationship of trust

and confidence), in

2014 the

High Court of

Australia reviewed that
decision (among others) and determined

that no such duty

is exists in

Australia. See
Commonwealth
Bank of Australia v Barker

[2014] HCA 32.
2.22

Employers are, however,

required to deal

with the personal

information of employees in

accordance
with the

Privacy Act

– legislation

will not

apply if

the information

is of

a certain

type and

is being
used for

a purpose

directly related

to the

employment relationship.

This is

known as

the ‘employee
records exemption’.

This exemption

is

unlikely to

apply to

employees’ personal

information being
provided to a foreign government regulator.

Accordingly, it is

likely that employees’ consent will be
required. Employers

which employ

staff in

Australia which

are also

operating in

the US

will often
obtain that consent by way of an express clause in each employee’s employment contract.

47

X AG and others v A bank

[1983] 2 All ER at 475.

0036335-0000808 UKO1: 2005347595.6

3.

PRIVACY

AND HUMAN RIGHTS
Right to privacy
3.1

Australia does

not have

a statutory or

constitutional framework of

human rights, and

most civil

and
political rights

of individuals

under Australian

law are

found within

the common

law as

well as

specific
pieces of legislation.

The right to privacy in Australia is set out in the Australian privacy framework.
International law

3.2

Australia is

a signatory

to, has

ratified, and supports

a number of

international treaties that

enshrine
human rights and civil and political

rights, including the International Covenant

on Civil and Political
Rights

(
ICCPR )
and

the

Univ
ersal

Declaration

of

Human

Rights

(
UDHR
),

and

while

these
international treaties

do recognise

that individuals

have a

right against

unlawful interference

with one’s
privacy, it should be noted that:
(a)

the UDHR

is not

a binding

international treaty, and

does not

have the

force of

law in

Australia;
and
(b)

Australia never

formally ratified

and adopted

the provisions

of the

ICCPR into

the body

of
Australian law.

3.3

In

order

for

the

obligations set

out

in

any

international

treaty

to

apply

in

Australia, the

Australian
Parliament has to pass legislation that adopts such obligations and give such international obligations the force of law in Australia, and Australia has not passed any legislation that seeks to give the rights outlined in international treaties such as the UDHR and the ICCPR the force of law in Australia.

0036335-0000808 UKO1: 2005347595.6

ANNEX 2
ASSUMPTIONS
This opinion relies on the following assumptions:
1.

We are instructed that UBS

AG, including UBSAB,

has a “prudential

regulator” as defined

by Section
3 of

the US Securities

Exchange Act of

1934 (the
Securities Exchange Act
). As such,

the Covered
Books and Records considered

in this opinion are

limited to what a

prudentially regulated SBSD

must
be able to share with the SEC.
2.

Additionally,

we

are

instructed

that

in

accordance

with

SEC

Guidance

at

85

FR

6297,

books

and
records

pertaining

to

SBS

transactions

entered

into

prior

to
the

date

that
UBSAB
submits

an
application for registration are not Covered Books and Records.

3.

UBSAB

has

obtained

any

necessary

prior

consent

of

the

persons

(e.g.

counterparties,

employees)
whose information is or will be included

in Covered Books and Records in order to

provide the SEC
with

access

to

its

Covered

Books

and

Records

or

to

allow

On-Site

Inspections,

to

the

extent,

as
considered in this opinion,

such consent would constitute

valid consent and such

consent has not been
withdrawn. Insofar as

Covered Books and

Records relate to

employees of UBSAB,

such employees
are “associated

persons” of

UBS for

purposes of

17 CFR

§ 240.18a-5(b)(8)

who have

agreed to

sharing
of their personal/employment

information with the SEC

in the event of a

request for information from
the SEC.
4.

The SEC will restrict

its information requests

for, and use of, any information

pursuant to its access

to
Covered Books

and Records and

On-Site Inspections to

only the

information that

it requires

for the
legitimate and specific purpose of fulfilling

its regulatory mandate and responsibilities by

evaluating
compliance with

legal obligations

designed to

ensure the proper

legal administration

of SEC-regulated
firms (which includes regulating,

administering, supervising, enforcing

and securing compliance with
the

securities or

derivatives laws

in its

jurisdiction) and

to

prevent and/or

enforce against

potential
illegal behaviour.

5.

Similarly, UBSAB will ensure that its disclosures are compliant with the data protection principles as
set out

in the

Australian privacy

framework.
48

We

understand that

UBSAB’s

general experience

in
responding

to

information

requests

from

the

SEC

(or

other

US

and

non-US

regulators)

leads

it

to
maintain a belief, which it

considers to be reasonable,

that UBSAB can and (subject

to any changes in
applicable law and

regulation and/or the

approach of relevant

regulators) will continue

to be

able to
comply with these data

protection principles in the

course of making disclosures

of the sort

required
when providing access to Covered Books and Records and submitting to On-Site Inspection.
49

6.

It is the SEC’s

practice to limit the type and amount of

personal data it requests during examinations
to

targeted

requests based

on risk

and related

to

specific clients

and accounts,

and employees.

The
requested information may include some sensitive information under the Privacy Act (as described in
paragraph

1.3

of

Annex

1

to

this

opinion).

We

understand

that

this

aligns

with

UBSAB’s

general
experience in responding to information requests from the SEC, leading it to maintain a belief, which
it considers to be

reasonable, that this

assumption is, and

will remain, accurate

(subject to any changes
in applicable law and regulation and/or the approach of relevant regulators).
50

48
    These principles are set out in
Annex 1

at section
1.

49
    See the SEC Guidance at 85 FR 6298.
50
    See the SEC Guidance at 85 FR 6298.

0036335-0000808 UKO1: 2005347595.6

7.

Information, data and documents received

by the SEC are

maintained in a secure manner

and, under
strict

US

laws

of

confidentiality,

information

about

individuals

cannot

be

onward-shared

save

for
certain

uses

publicly disclosed

by

the

SEC, including

in

an

enforcement proceeding,

pursuant to

a
valid and non-exempt US Freedom of

Information Act (
FOIA ) request,
51

pursuant to a lawful request
of the

US Congress

or a

properly issued

subpoena, or

to other

regulators who

have demonstrated

a
need for the information and provide assurances of confidentiality.
8.

UBSAB is an APP entity as defined under the Privacy Act.
9.

UBSAB has a

comprehensive privacy policy

that sets out

that UBSAB’s regulatory obligations

are for
a purpose for which an individual’s personal information will be used and/or disclosed.
10.

At

each

point

in

time

that

UBSAB

is

engaged

(i.e. at

on-boarding)

by

its

customers

who

are
individuals,

such

individuals

would

have

been

required

to

execute

comprehensive

UBSAB

data
protection and

privacy documents

(including accepting

all the

terms of

the UBS

Australian Privacy
Policy):

(a)

within

which

such

individuals

declare

that,

in

accordance

with

the

Australian

privacy
framework, they consent to UBS, amongst other things, disclosing their personal information
to

a

foreign

regulator

like

the

SEC (as

set

out

in

section

7

of

the

UBS

Australian

Privacy
Policy); and
(b)

that also

ensure that

the requirements

of

the Australian

privacy framework

are satisfied

by
UBSAB.
51

We

do not

give any

views in

the opinion

to matters

of US

law,

though we

understand that

information can

be made

public pursua
nt to
requests under

the US

FOIA, and

that certain

information is

exempt from

such requests,

including (among

others): (a)

a trade

secret or
privileged or confidential commercial or financial information obtained from a person; (b)

a personnel, medical, or similar

file the release
of which would constitute a clearly unwarranted invasion of personal privacy; (c) information compiled for law enforcement purposes, the release of which:

(i) could reasonably be expected to interfere with

law enforcement proceedings; (ii) would deprive a person

of a right to a
fair trial or an

impartial adjudication; (iii)

could reasonably be

expected to constitute an

unwarranted invasion of

personal privacy; (iv) could
reasonably

be

expected

to

disclose

the

identity

of

a

confidential

source;

(v)

would

disclose

techniques,

procedures,

or

guidelines

for
investigations or prosecutions; or (vi)

could reasonably be expected to endanger an individual’s life or physical safety; and (d) contained in or related to examination, operating, or condition reports about financial institutions that the SEC regulates or supervises.

0036335-0000808 UKO1: 2005347595.6